UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐ Definitive Information Statement

DIMI TELEMATICS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

Thomas Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: ___________

(2) Aggregate number of securities to which transaction applies:___________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4) Proposed maximum aggregate value of transaction:____________

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DIMI TELEMATICS INTERNATIONAL, INC.

290 LENOX AVENUE

NEW YORK, NY 10027

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of DiMi Telematics International, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”) dated October 1, 2015, in lieu of a special meeting of the shareholders and in accordance with Section 78.315 of the Nevada Revised Statutes:

To amend its Articles of Incorporation, as amended, to effectuate a 3-for-1 reverse split of the Company’s shares of common stock, par value $0.001 per share.

 Stockholders of record at the close of business on October __, 2015 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments described will be effected on or before the close of business on October __, 2015.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By order of the Board of Directors

October __, 2015

Barry Tenzer

Chief Executive Officer

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DIMI TELEMATICS INTERNATIONAL, INC.

290 LENOX AVENUE

NEW YORK, NY 10027

PRELIMINARY INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on October __, 2015.

What is the purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company's shareholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding common stock.

What action was taken by written consent?

We obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), to effectuate a 3-for-1 reverse split of the Company’s shares of Common Stock (the “Reverse Split”).

How many shares of voting stock were outstanding on October 1, 2015?

On October 1, 2015, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 7,268,136 shares of Common Stock issued and outstanding.

Who is entitled to notice?

Each holder of an outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 4,850,400 shares of Common Stock, or approximately 66.7% of the voting power of our stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of October __, 2015 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on __________ shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Roberto Fata	1,230,000	(1)	16.92%
Barry Tenzer	1,182,000		16.26%
Officers and Directors as a group (2 persons)	2,892,000	(1)	33.18%

Lyle Hauser	2,438,400		33.55%

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AMENDMENT OF THE ARTICLES OF INCORPORATION

TO EFFECT THE REVERSE SPLIT OF COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles (the “Reverse Split Amendment”) to effect a Reverse Split of the Company’s issued and outstanding Common Stock, as described below.

The form of the amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law).

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effectuating a Reverse Split, with the approval of a majority of the Company’s voting shareholders with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the market price of the Common Stock declines when the Reverse Split is effected, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

 Procedure for Implementing the Reverse Split

The Reverse Split will effect a reverse split of the Company’s issued and outstanding Common Stock by a ratio of 3-for-1 once such amendment is filed with the Secretary of State of Nevada.  As described below, any fractional shares will be rounded up to the next whole number.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Each 3 shares of Common Stock will be combined into 1 new share of Common Stock.  Based on 7,268,136 shares of Common Stock issued and outstanding as of October 1, 2015, immediately following the Reverse Split the Company would have approximately 2,422,712 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

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The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Split, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the Over-the-Counter Market.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effectuated. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

The stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. Holder”). A trust may also be a U.S. Holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. Holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in these Actions that are different from or greater than those of any other of our stockholders.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

October __, 2015

Barry Tenzer

Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT

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